UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2022
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2022, the Board of Directors (“Board”) of McKesson Corporation (“Company”) elected W. Roy Dunbar as a director of the Corporation, and appointed him to the Audit Committee and Governance Committee, effective on April 1, 2022.
Mr. Dunbar most recently served as chief executive officer and chairman at Network Solutions, LLC. From 2004 to 2008, he served as president of global technology and operations for MasterCard where he was responsible for its global payments platform and operations. Prior to that he spent over a decade at Eli Lilly and Company where he served as president Intercontinental Region and vice president of information technology and chief information officer. In 2003 he was named CIO of the Year by Information Week. Mr. Dunbar graduated from Manchester University in the United Kingdom with a pharmacy degree and a Master of Business Administration Degree from Manchester Business School. He serves on the boards of SiteOne Landscape Supply, Inc., Johnson Controls International plc and Duke Energy Corp.
Mr. Dunbar will receive compensation in accordance with the Company’s standard compensatory arrangement for non-employee directors. He will receive an annual cash retainer of $110,000, which will be prorated based on his election date. He also will receive, effective May 10, 2022, restricted stock units (“RSUs”) under the Company’s 2013 Stock Plan in an amount that represents the annual equity award value granted to non-management directors after the Company's 2021 annual meeting of shareholders, prorated to April 1, 2022. The number of RSUs to be granted to Mr. Dunbar will be determined by dividing $55,726.03 by the closing price of the Company's common stock on May 10, 2022.
In addition, effective April 1, 2022, Mr. Dunbar will enter into the Company’s standard Indemnification Agreement for directors, which provides for indemnification to the fullest extent permitted by Delaware law.

Item 7.01	Regulation FD Disclosure.
On April 1, 2022, the Company issued and posted on its website (https://www.mckesson.com/About-McKesson/Newsroom/Press-Releases/ and https://investor.mckesson.com/news/default.aspx) a news release announcing the election of Mr. Dunbar to the Board. A copy of that news release is attached hereto as Exhibit 99.1.
The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	News release issued by McKesson Corporation on April 01, 2022
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 1, 2022

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel